UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 18, 2004

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425

(Address of principal executive offices)      (Zip code)

Registrant’s telephone number, including area code:	(952) 853-8100

Item 5. Other Events and Regulation FD Disclosure.

     On February 18, 2004, Ceridian Corporation issued a press release in which it announced that it is changing its revenue recognition policy at its Stored Value Systems unit and its intention to restate its financial statements for the fiscal years ended December 31, 2003, 2002, 2001 and 2000. As a result of this announcement, the financial statements contained in the Company’s filings with the Securities and Exchange Commission for these periods should no longer be relied upon. A copy of the press release is filed as Exhibit 99.1

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

c.	Exhibits

99.1	Ceridian Corporation News Release dated February 18, 2004.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION
/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, General Counsel and Corporate Secretary

Dated: February 18, 2004

3

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing
99.1	Ceridian Corporation News Release dated February 18, 2004.	Filed electronically

4